 As filed with the Securities and Exchange Commission on May 31, 2024

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

APPLIED DIGITAL CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	7374	95-4863690
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3811 Turtle Creek Blvd., Suite 2100
Dallas, Texas 75219
(214) 427-1704
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Wes Cummins
Chief Executive Officer
Applied Digital Corporation
3811 Turtle Creek Blvd., Suite 2100
Dallas, Texas 75219
(214) 427-1704
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Steven E. Siesser, Esq.
Lowenstein Sandler LLP
1251 Avenue of the Americas
New York, New York 10020
Telephone: (212) 204-8688

Approximate date of commencement of proposed sale to the public:

From time to time, as determined by the selling stockholder, after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED MAY 31, 2024

Up to 20,000,000 Shares of Common Stock
This prospectus relates to the resale of up to 20,000,000 shares of Applied Digital Corporation (the “Company,” “we,” “our” or “us”) common stock, par value $0.001 per share (the “Common Stock”), by the selling stockholder listed in this prospectus or their permitted transferees (the “Selling Stockholder”). The shares of Common Stock registered for resale pursuant to this prospectus consist of 20,000,000 shares of Common Stock (the “Conversion Shares”) issuable to the Selling Stockholder in accordance with the terms and conditions of a certain Prepaid Advance Agreement, dated May 24, 2024 (the “Closing Date”) between the Company and the Selling Stockholder (the “PPA”) and the promissory note in the principal amount of $42,131,579 issued to the Selling Stockholder on the Closing Date in connection with the PPA and pursuant to its terms (the “Promissory Note”).
The Promissory Note and the Conversion Shares (together, the “Securities”) were issued to the Selling Stockholder in a private placement offering (the “Private Placement”).
For additional information about the Private Placement, see “Private Placement.”
The principal amount owed under the Promissory Note is convertible in the Selling Stockholder’s discretion at the conversion price (the “Conversion Price”) per share of Common Stock equal to the lower of (i) $8.00 (the “Fixed Price”), or (ii) 95% of the lowest daily volume weighted average price (the “VWAP”) of the Common Stock during the five (5) consecutive trading days immediately preceding the date of the conversion (the “Variable Price”), provided that, (i) the Variable Price shall not be lower $3.00 per Conversion Share (the “Floor Price”), and (ii) the Selling Stockholder may elect to use the Fixed Price as the Conversion Price even if such price is greater than the Variable Price. The Floor Price may be reduced by us from time to time in our discretion, subject to the rules and regulations of the Nasdaq Global Select Market (“Nasdaq”).
The Selling Stockholder may, from time to time, sell, transfer or otherwise dispose of any or all Conversion Shares or interests in their Conversion Shares on any stock exchange, market or trading facility on which the Conversion Shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. See “Plan of Distribution” in this prospectus for more information. We will not receive any proceeds from the resale or other disposition of the Conversion Shares by the Selling Stockholder. See “Use of Proceeds” beginning on page 20 and “Plan of Distribution” beginning on page 21 of this prospectus for more information. Although we have been advised by the Selling Stockholder, and the Selling Stockholder represents in the PPA, that the Selling Stockholder is purchasing the Securities for its own account, for investment purpose in which it takes investment risk (including, without limitation, the risk of loss), and without any view or intention to distribute such Securities in violation of the Securities Act of 1933, as amended (the “Securities Act”), or any other applicable securities laws, the Securities and Exchange Commission (the “SEC”) may take the position that the Selling Stockholder is deemed an “underwriter” within the meaning of Section 2.(a)(11) of the Securities Act and any profits on the sales of the Conversion Shares by the Selling Stockholder and any discounts, commissions or concessions received by the Selling Stockholder are deemed to be underwriting discounts and commissions under the Securities Act.
Our Common Stock is listed on Nasdaq under the symbol “APLD.” On May 29, 2024, the last reported sale price of our Common Stock as reported on Nasdaq was $4.33.
You should read this prospectus, together with additional information described under the headings “Incorporation of Certain Information by Reference” and “Where You Can Find More Information,” carefully before you invest in any of our securities.
An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described in the section captioned “Risk Factors” contained in this prospectus and in our Annual Report on Form 10-K for the fiscal year ended May 31, 2023, filed with the SEC, on August 2, 2023, as amended on October 12, 2023 and the other filings we make with the SEC from time to time, which are incorporated by reference herein in their entirety, together with other information in this prospectus and the information incorporated by reference herein.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is __, 2024.

ABOUT THIS PROSPECTUS

This prospectus forms part of a registration statement that we filed with the SEC, and that includes exhibits that provide more detail of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” before making your investment decision.
You should rely only on the information provided in this prospectus or in a prospectus supplement or any free writing prospectuses or amendments thereto. Neither we, nor the Selling Stockholder, have authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information in this prospectus is accurate only as of the date hereof. Our business, financial condition, results of operations and prospects may have changed since that date.
Neither we, nor the Selling Stockholder, are offering to sell or seeking offers to purchase these securities in any jurisdiction where the offer or sale is not permitted. We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities as to distribution of the prospectus outside of the United States.

PROSPECTUS SUMMARY
This summary highlights information contained elsewhere in this prospectus and the documents incorporated by reference herein. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus carefully, including the section entitled “Risk Factors” beginning on page 15, our consolidated financial statements and the related notes and the other information incorporated by reference into this prospectus before making an investment decision.
Our Business
We are a United States-based designer, developer and operator of next-generation digital infrastructure across North America. We provide digital infrastructure solutions and cloud services to the rapidly growing industries of High-Performance Computing (HPC) and Artificial Intelligence (AI). We operate in three distinct business segments, including, Blockchain datacenter hosting (the “Datacenter Hosting Business”), cloud services, through a wholly owned subsidiary (the “Cloud Services Business”) and HPC datacenter hosting (the “HPC Hosting Business), as further discussed below.
Despite the challenges posed by the competitive landscape, global supply chain disruptions, and evolving regulatory environment, we remain committed to delivering innovative and responsible solutions to our customers while prioritizing compliance and risk management. As we continue to expand our operations and navigate the uncertainties associated with being a relatively new business in rapidly evolving markets, we believe we are well positioned to capitalize on the increasing demand for datacenter services driven by the rapid adoption of digital technologies across industries.
We completed our initial public offering in April 2022 and our common stock, par value $0.001 (the “Common Stock”) began trading on the Nasdaq Global Select Market on April 8, 2022. In November 2022, we changed our name from Applied Blockchain, Inc. to Applied Digital Corporation.
Business Segments
Datacenter Hosting Business
Our Datacenter Hosting Business operates datacenters, providing energized space to crypto mining customers. Our custom-designed datacenters allow customers to rent space based on their power requirements. We currently serve four crypto-mining customers, all of which have entered into contracts with us ranging from three to five years. We began generating revenue from this business segment in February 2022 and to date, this business segment accounts for the majority of the revenue we generate from our operations (approximately 100% in fiscal year ended May 31, 2023).
We currently operate sites in Jamestown and Ellendale, North Dakota, with a total hosting capacity of approximately 286 MW:
• Jamestown, North Dakota: 106 MW facility.
• Ellendale, North Dakota: 180 MW facility.
In March 2021, we executed a strategy planning and portfolio advisory services agreement (the “Services Agreement”) with GMR Limited, a British Virgin Island limited liability company (“GMR”), Xsquared Holding Limited, a British Virgin Island limited liability company (“SparkPool”) and Valuefinder, a British Virgin Islands limited liability company (“Valuefinder” and, together with GMR and SparkPool, the “Service Provider(s)”). Under the Services Agreement, the Service Providers agreed to provide crypto asset mining management and analysis and assist us in securing difficult-to-obtain mining equipment. Under the terms of the Services Agreement, we issued 7,440,148 shares of Common Stock to each of GMR and SparkPool and 3,156,426 shares of Common Stock to

Valuefinder. In June 2022, SparkPool ceased all operations and forfeited 4,965,432 shares of Common Stock back to us.
In March 2022, we decided to terminate our crypto mining operations, shifting our focus and our business strategy to developing the HPC Hosting Business and our other two business segments (including the Bitcoin Hosting Business). Each Service Provider advised us concerning the design and buildout of our hosting operations. We continue to partner with GMR, Bitmain, and other providers as they remain our strategic equity investors. Beyond GMR’s use of our hosting capabilities, our partners have strong relationships across the cryptocurrency ecosystem, which we may leverage to identify leads for the expansion of our operations and business segments.
Compared to our previous mining operations, co-hosting revenues are less subject to volatility related to the underlying crypto-asset markets. We have a contractual ceiling for our energy costs through our Amended and Restated Electric Service Agreement, entered into in September 2023 with a utility in the upper Midwest (the “Electric Service Agreement”). One of the main benefits of the Electric Service Agreement is the low cost of power for mining. Even before the recently imposed crypto mining restrictions in China, power capacity available for Bitcoin mining was scarce, especially at scalable sites with over 100 MW of potential capacity. This scarcity of mining power allows us to realize attractive hosting rates in the current market. The Electric Service Agreement has also enabled us to launch our hosting business with long-term customer contracts.
In March 2024, we announced that we entered into a definitive agreement to sell our 200 MW campus in Garden City, TX, to Marathon Digital Holdings (Nasdaq: MARA). We completed the sale transaction on April 1, 2024.
Cloud Services
We operate our Cloud Services Business through our wholly owned subsidiary, Sai Computing, LLC (“Sai Computing”), which provides cloud services to customers, such as artificial intelligence and machine learning developers. Our Cloud Services Business specializes in providing graphics processing unit (GPU) computing solutions to empower customers in executing critical workloads related to artificial intelligence (AI), machine learning (ML), rendering, and other high-performance computing (HPC) tasks. Our managed hosting cloud service allows customers to sign service contracts, utilizing our Company-provided equipment for seamless and cost-effective operations.
We are rolling out numerous GPU clusters, each comprising 1,024 GPUs, which are available for lease by our customers. Additionally, we have secured contracts with colocation service providers to ensure secure space and energy for our hosting services. Our strategy is to in the future utilize a blend of third-party colocation and our own HPC datacenters to deliver cloud services to our customers. In 2023, we constructed a separate and unique building, designed and purpose-built for GPUs, which is separate from our crypto hosting buildings, next to the Company’s currently operating 100-MW hosting facility in Jamestown, North Dakota, with a total capacity of 9 MW. This location is just one aspect of our comprehensive plan, and we intend to leverage it based on customer requirements.
In May 2023, we officially launched our Cloud Services Business. We currently rely on a few major suppliers for our products in this business segment: Super Micro Computer Inc. (“Super Micro”), NVIDIA Corp. (“NVIDIA”), Hewlett Packard Enterprise (“HPE”) and Dell Technologies Inc. (“Dell”). In May 2023, we partnered with Super Micro, a renowned provider of Application-Optimized Total IT Solutions. Together, we aim to deliver the Company’s cloud service to our customers. Super Micro’s high-performance server and storage solutions are designed to address a wide range of computational-intensive workloads. Their next-generation GPU servers are incredibly power-efficient, which is vital for datacenters as the power requirements for large-scale AI models continue to increase. Optimizing the Total Cost of Ownership (TCO) and Total Cost to Environment (TCE) is critical for datacenter operators to ensure sustainable operations.
In June 2023, we announced a partnership with HPE, a global company specializing in edge-to-cloud technology. As part of this collaboration, HPE will provide its powerful and energy-efficient supercomputers to support large-scale artificial intelligence (AI) through our cloud service. HPE has been supportive in core design considerations and engineering of Company-owned facilities which will support Sai Computing’s infrastructure. In addition, we have supply agreements with Dell for delivery to us of AI and GPU servers. NVIDIA supplies GPUs to these GPU server providers.
Sai Computing secured its first major AI customer in May 2023 and in June 2023, entered into a 36-month contract with a second customer in the Cloud Services Business. As of the date of this report, our Cloud Services Business provides services to several customers.
The Cloud Services Business is expected to account for approximately 10% or more of our revenue in fiscal year 2024. As we ramp up operations in this business segment, we expect this percentage to continue to increase in the future.
HPC Hosting Business
Our High Performance Computing (HPC) Hosting Business specializes in designing, constructing, and managing datacenters tailored to support HPC applications, including artificial intelligence (AI).
Currently, we have 9 MW of hosting capacity at our Jamestown, ND, location. In 2023, we commenced the construction of our first 100 MW HPC datacenter in Ellendale, North Dakota (the “HPC Ellendale Facility”). We plan to continue building this datacenter in 2024 and designing and developing additional HPC datacenter sites in the future.
We anticipate that this business segment will begin generating meaningful revenues once the HPC Ellendale Facility becomes operational, which is expected sometime in the early calendar year 2025.
Recent Developments
Sales Agreement
On May 6, 2024, we entered into a Sales Agreement (the “Sales Agreement”) with Roth Capital Partners, LLC (the “Agent”), pursuant to which we may offer and sell, from time to time, through the Agent, up to $25,000,000 of shares of our Common Stock.
The shares of Common Stock are being issued pursuant to our effective shelf registration statement on Form S-3 (File No. 333-272023), filed with the SEC on May 17, 2023, and declared effective by the SEC on June 5, 2023, and the accompanying base prospectus included therein as supplemented by the prospectus supplement, dated May 6, 2024, filed with the SEC.
Series E Preferred Stock Offering
On May 16, 2024, we entered into a Dealer Manager Agreement (the “Dealer Manager Agreement”) with Preferred Capital Securities, LLC (the “Dealer Manager”), pursuant to which the Dealer Manager has agreed to serve as the Company’s agent and dealer manager for an offering of up to 2,000,000 shares of our Series E Redeemable Preferred Stock, par value $0.001 (the “Series E Preferred Stock”).
The Series E Preferred Stock will be offered and sold pursuant to a shelf registration statement on Form S-3 (File No. 333-279155), filed with the SEC on May 6, 2024, and declared effective by the SEC on May 16, 2024, and the accompanying base prospectus included therein as supplemented by the prospectus supplement dated May 16, 2024, filed with the SEC.
Corporate Information
Our principal executive office is located at 3811 Turtle Creek Blvd., Suite 2100, Dallas, Texas 75219, and our phone number is (214) 427-1704. Our principal website address is www.applieddigital.com.

We make available free of charge on or through our website access to press releases and investor presentations, as well as all materials that we file electronically with the SEC, including our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports, filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after electronically filing such materials with, or furnishing them to, the SEC. The SEC maintains an Internet website, www.sec.gov, that contains reports, proxy and information statements and other information that we file electronically with the SEC.
Information contained in, or accessible through, our website does not constitute part of this prospectus or registration statement and inclusions of our website address in this prospectus or registration statement are inactive textual references only. You should not rely on any such information in making your decision whether to purchase our securities.
We are a “smaller reporting company” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and have elected to take advantage of certain of the scaled disclosure available for smaller reporting companies in this prospectus as well as our filings under the Exchange Act.

THE OFFERING

Shares of Common Stock offered by the Selling Stockholder	Up to 20,000,000 shares of Common Stock having an aggregate gross sales price of up to $42,131,579 issuable to the Selling Stockholder pursuant to the terms of the PPA and the Promissory Note. The amount and timing of sales of Common Stock offered hereby is at the sole discretion of the Selling Stockholder, subject to the contractual limitations on such sales set forth in the PPA and the Promissory Note.

Common Stock outstanding before this offering	137,093,801 shares of Common Stock.

Common stock to be outstanding immediately after this offering
157,093,801 shares of Common Stock, assuming the sale of up to 20,000,000 shares of our Common Stock in this offering. The actual number of shares of our Common Stock issued will vary, depending on the Conversion Price at the time of conversion, the exercise by the Selling Stockholder of its conversion right under the Promissory Note, but will not be, when aggregated with shares of Common Stock issued in any other related transactions that may be considered part of the same series of transactions, greater than 19.99% of the shares of our Common Stock outstanding on the Closing Date (subject to adjustments for any reorganization, recapitalization, non-cash dividend, stock split (including forward and reverse)), (the “Exchange Cap”), unless, in accordance with applicable Nasdaq rules, we obtain stockholder approval of the issuance of shares of our Common Stock in excess thereof.

Use of Proceeds
We will not receive any proceeds from the shares of Common Stock offered by the Selling Stockholder pursuant to this prospectus. However, we will receive in the aggregate $42,131,579 (less a five percent original discount and a deduction of a $25,000 due diligence fee) in proceeds from our issuance of the Promissory Note. We intend to use the net proceeds from our issuance of the Promissory Note for working capital and general corporate purposes. Subject to the terms and conditions of the PPA applicable to the use of proceeds from the issuance of the Promissory Note, our management will have broad discretion over the allocation of the net proceeds from the issuance of the Promissory Note. Please see the section entitled see “Use of Proceeds” on page 20 of this prospectus.

National Securities Exchange Listing	Our Common Stock is currently listed on The Nasdaq Global Select Market under the symbol “APLD.”

Risk Factors
An investment in our securities involves a high degree of risk. Please see the section entitled “Risk Factors” beginning on page 15 of this prospectus. In addition before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described in the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended May 31, 2023, filed with the SEC, on August 2, 2023, as amended on October 12, 2023, and other filings we make with the SEC from time to time, which are incorporated by reference herein in their entirety, together with other information in this prospectus and the information incorporated by reference herein.

PRIVATE PLACEMENT
Prepaid Advance Agreement
General
    On the Closing Date, we entered into the PPA with YA II PN, LTD., a Cayman Islands exempt limited partnership (the “Investor”). In accordance with the terms of the PPA, the Investor has agreed to advance $42,131,579 to us pursuant to the Promissory Note. We issued the Promissory Note on the Closing Date, in the principal amount of $42,131,579 million, in consideration of a cash payment from the Investor of $40,000,000, representing a five percent original issue discount and deduction of a $25,000 due diligence fee.
As previously reported, we entered into a Prepaid Advance Agreement (the “Initial PPA”) dated March 27, 2024, with the Investor. In accordance with the terms of the Initial PPA, we issued the first promissory note on March 27, 2024, in the principal amount of $40 million (the “First Promissory Note”) and the second promissory note on April 24, 2024, in the principal amount of $10 million (the “Second Promissory Note,” and together with the First Promissory Note, the “Initial Promissory Notes”). In connection with the Initial Promissory Notes, the Company reserved from its duly authorized capital stock 23,585,000 shares of Common Stock for issuance to the Investor thereunder, of which, as of the Closing Date, 2,968,240 shares have been issued to the Investor and 20,616,760 shares remain reserved for issuance (the “Existing Reserve”). Pursuant to the PPA, the Investor may at any time elect to release shares of Common Stock from the Existing Reserve for the purpose of issuing such shares to the Investor pursuant to the PPA and the Promissory Note.
Pursuant to the Initial PPA, we agreed to file a registration statement on Form S-3 providing for the resale by the Investor of up to 23,585,000 shares of our Common Stock, which registration statement was filed with the SEC and declared effective on April 23, 2024. Pursuant to the PPA, we agreed to file a registration statement providing for the resale of up to 20,000,000 shares of our Common Stock. Therefore, the purpose of this registration statement on Form S-1 is to register an additional 20,000,000 shares of our Common Stock for resale by the Investor, pursuant to the terms of the PPA (the “Registration Statement”). The actual number of shares of our Common Stock issued upon conversion of the Promissory Note will vary depending on the Conversion Price at the time of such conversion, which may range from the Fixed Price of $8.00 to the Floor Price of $3.00 (which may be reduced by us from time to time in our discretion, subject to the rules and regulations of Nasdaq). We agreed to file the Registration Statement by May 31, 2024, and to use commercially reasonable efforts to cause the Registration Statement to be declared effective by the SEC by July 1, 2024 and to keep the Registration Statement effective at all times until the Investor no longer owns any Conversion Shares. The Investor is the Selling Stockholder in this offering. The Promissory Note is convertible into the Conversion Shares pursuant to the terms of the Promissory Note as discussed below.
No Short-Selling or Hedging by the Investor
The Investor has agreed that, while the Promissory Note remains outstanding, neither the Investor nor any of its affiliates will engage in any short sales or hedging transactions with respect to our Common Stock.
Fees
As consideration for the Investor’s entry into the PPA, we agreed to pay to the Investor a non-refundable due diligence fee of $25,000, which was deducted from the proceeds we received on the Closing Date.
Prohibition of Certain Variable Rate Transactions
Pursuant to the PPA, as long as the Promissory Note remains outstanding, we may not enter into any Variable Rate Transactions (as defined in the PPA), subject to certain exclusions and carve-outs.

Promissory Note
General
The Promissory Note bears interest at an annual rate of zero percent (0%), provided, that, for so long as an Event of Default (as defined in the Promissory Note) has occurred and remains uncured, the interest on the principal outstanding balance under the Promissory Note shall accrue at an annual rate of eighteen percent (18%). The Promissory Note matures on June 6, 2025.
Pursuant to the terms of the Promissory Note, and except as set forth below, so long as there is an outstanding balance under the Promissory Note, the Investor may, by providing written notice to us (each, a “Conversion Notice”), convert a portion of the Promissory Note (each, a “Conversion”) at the Conversion Price, which is equal to the lower of: (a) the Fixed Price of $8.00 and (b) 95% of the lowest daily VWAP of our Common Stock during the five trading days immediately prior to the date of such Conversion, subject to the Floor Price of $3.00, which Floor Price may be reduced by us from time to time in our discretion, subject to the rules and regulations of Nasdaq. Each Conversion Notice may not be submitted with respect to more than $16.0 million of the outstanding principal balance, in the aggregate, across the Promissory Note and the Initial Promissory Notes (plus accrued and unpaid interest) in any calendar month; except that this limitation may be waived by us and otherwise shall not apply to any Conversion Notice delivered by the Investor in connection with an Event of Default (as defined in the Promissory Note) and where the Conversion Price is equal to the Fixed Price.
Additional Limitations
The Investor also may not convert the Promissory Note or the Initial Promissory Notes if such conversion would (i) when combined with all other shares of our Common Stock issued in connection with the PPA or the Initial PPA, exceed the “Exchange Cap” (which is the aggregate number of shares of our Common Stock that we may issue in a transaction in compliance with our obligations under the rules or regulations of Nasdaq Stock Market LLC), unless we obtain stockholder approval to do so, or (ii) result in the Investor (and its affiliates) beneficially owning more than 4.99% of our outstanding Common Stock.
Amortization Event
The Promissory Note also provides that, within three trading days of an occurrence of any Amortization Event, if such Amortization Event has not been cured, and continuing on the same day of each successive calendar month, we must make a monthly cash repayment to the Investor equal to the sum of (i) $9.0 million of principal amount of the Promissory Note plus (ii) a 5% payment premium, plus (iii) accrued and unpaid interest (if any) (each, an “Amortization Event Payment”). An “Amortization Event” is deemed to have occurred if: (1) the daily VWAP of the Common Stock is lower than the Floor Price then in effect for three trading days during a period of five consecutive trading days, (2) we have issued to the Investor pursuant to the PPA in excess of 99% of all of the Conversion Shares available under the Exchange Cap, or (3) at any time after August 15, 2024, any of the Conversion Shares to be issued under the Promissory Note to the Investor are not eligible to be sold pursuant to the Registration Statement for a period of ten consecutive trading days. Any conversions under the Promissory Note into Common Stock made after the occurrence of an Amortization Event shall have the effect of reducing the amount of the next Amortization Event Payment coming due by an amount equal to the principal amount of any such conversion.
Optional Redemption
We may, at our option, redeem early a portion or all amounts outstanding (each, an “Optional Redemption Amount”) under the Promissory Note in cash (“Optional Redemption”) by providing the Investor with advance written notice (“Redemption Notice”) prior to such Optional Redemption; provided, that, a Redemption Notice may only be given if either (i) the VWAP of our Common Stock on the date of delivery of such Redemption Notice is less than the Fixed Price (unless otherwise agreed by the Investor), or (ii) provided that no Event of Default has occurred, at any time after the thirtieth trading day after the Registration Statement is declared effective by the SEC.

The Optional Redemption payment shall include a payment premium equal to five percent (5%) of the Optional Redemption Amount plus all accrued and unpaid interest. In addition, during the ten trading days from the date of the Redemption Notice, the Investor may, in its sole discretion, elect to convert all or any portion of the Promissory Note into shares of our Common Stock.
Effect of Sales of our Common Stock under the Promissory Note on our Stockholders
All Conversion Shares that may be issued or sold by the Investor set forth in this prospectus are expected to be freely tradable. The request for Conversions by the Investor, and the resale by the Investor of a significant amount of the Conversion Shares registered in this offering at any given time, or the perception that these sales may occur, could cause the market price of our Common Stock to decline and to be highly volatile.
If and when the Investor elects to request a Conversion pursuant to the terms of the PPA and the Promissory Note, after the Investor has acquired such Conversion Shares, the Investor may resell all, some or none of such shares at any time or from time to time in its discretion and at different prices, subject to the limitations on such Conversions set forth in the PPA and the Promissory Note and as described above. As a result, investors who purchase shares of our Common Stock from the Investor in this offering at different times will likely pay different prices for those shares of Common Stock, and so may experience different levels of dilution and in some cases substantial dilution and different outcomes in their investment results. Investors may experience a decline in the value of the shares of our Common Stock they purchase from the Investor in this offering as a result of future issuances made by us to the Investor at prices lower than the prices such investors paid for their shares in this offering. In addition, if we issue a substantial number of shares to the Investor under the PPA and the Promissory Note, or if investors expect that we will do so, the actual sales of shares or the mere existence of the PPA and the Promissory Note may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales.
Because the Conversion Price at which the Conversion Shares may be issued to the Investor will fluctuate based on the market prices of our Common Stock, as of the date of this prospectus it is not possible for us to predict the number of shares of our Common Stock that we will issue to the Investor under the PPA and the Promissory Note or the actual purchase price at which we will issue such shares to the Investor.
The issuance of shares of our Common Stock to the Investor pursuant to the PPA and the Promissory Note will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted. Although the number of shares of Common Stock that our existing stockholders own will not decrease, the shares of Common Stock owned by our existing stockholders will represent a smaller percentage of our total outstanding shares of Common Stock after any such issuance.
The offer and sale of the Conversion Shares to the Investor pursuant to the PPA and the Promissory Note is and will be made in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder.
This summary of the material provisions of the PPA and the Promissory Note does not purport to be a complete statement of the respective terms and conditions of such agreements. A copy of each of the PPA and the Promissory Note is filed as an exhibit to our current report on Form 8-K filed with the SEC on May 24, 2024 and is incorporated by reference herein.

RISK FACTORS
An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described below and the risks and uncertainties in the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended May 31, 2023, filed with the SEC, on August 2, 2023, as amended on Form 10-K/A filed with the SEC on October 12, 2023, and our other filings that we make with the SEC from time to time, which are incorporated by reference herein in their entirety, together with other information in this prospectus and the information incorporated by reference herein. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could suffer materially. In such an event, the trading price of our shares of Common Stock could decline, and you might lose all or part of your investment.
Risks Related to this Offering, the PPA and the Promissory Note
Substantial blocks of our Common Stock may be sold into the market as a result of our being party to the PPA and our issuance of the Promissory Note.
The price of our Common Stock could decline if there are substantial sales of shares of our Common Stock, if there is a large number of shares of our Common Stock available for sale, or if there is the perception that these sales could occur.
On the Closing Date, we entered into the PPA and issued the Promissory Note to the Investor in connection with the PPA. Pursuant to the PPA, on the Closing Date, we issued the Promissory Note in the principal amount of $42,131,579, in consideration of a cash payment from the Investor of $40,000,000, representing a five percent original issue discount and deduction of a $25,000 due diligence fee. The Promissory Note is convertible into shares of our Common Stock, at the request and sole discretion of the Investor at the Conversion Price, subject to the Floor Price (which may be reduced by us from time to time in our discretion, subject to the rules and regulations of Nasdaq).
Any issuances of shares of our Common Stock in any Conversion will dilute the percentage ownership of stockholders and may dilute the per share projected earnings (if any) or book value of our Common Stock. Sales of a substantial number of shares of our Common Stock in the public market or other issuances of shares of our Common Stock, or the perception that these sales or issuances could occur, could cause the market price of our Common Stock to decline and may make it more difficult for you to sell your shares at a time and price that you deem appropriate.
You may experience immediate and substantial dilution in the net tangible book value per share of our Common Stock.
The offering price per share of our Common Stock in this offering may exceed the net tangible book value per share of our Common Stock outstanding prior to this offering. For example, assuming that an aggregate of 20,000,000 shares of our Common Stock are sold pursuant to this prospectus at assumed price of $2.00 per share, for net proceeds of $40,000,000, you would experience immediate dilution of $$0.90 per share, representing the difference between our as adjusted net tangible book value per share after giving effect to this offering and the assumed offering price.
Under the PPA and the Promissory Note, we do not have the right to control the timing and amount of the issuance of our shares of Common Stock to the Investor and, accordingly, it is not possible to predict the actual number of shares we will issue pursuant to the PPA and the Promissory Note at any one time or in total.
We do not have the right to control the timing and amount of any issuances of our shares of Common Stock to the Investor under the PPA and the Promissory Note. Sales of our Common Stock, if any, to the Investor under the PPA and the Promissory Note will depend upon market conditions and other factors, and the discretion of the

Investor. We may ultimately issue to the Investor all, some or none of the shares of our Common Stock. The Promissory Note matures on June 6, 2025.
Because the Conversion Price for the Conversion Shares, will fluctuate based on the market prices of our Common Stock, it is not possible for us to predict, as of the date of this prospectus and prior to any such Conversion, the number of Conversion Shares that we will issue to the Investor under the PPA and the Promissory Note and it is possible that the number of shares could be higher than the number of shares registered for resale by the Investor hereunder. In addition, unless we obtain stockholder approval, we will not be able to issue Conversion Shares in excess of the Exchange Cap under the PPA (or any other transaction that is integrated with the PPA) in accordance with applicable Nasdaq rules. Further, the resale by the Investor of a significant amount of shares registered in this offering at any given time, or the perception that these sales may occur, could cause the market price of our Common Stock to decline and to be highly volatile.
Upon an Amortization Event, we may be required to make payments that could cause us financial hardship.
An “Amortization Event” is deemed to have occurred if: (1) the daily VWAP of our Common Stock is lower than the Floor Price then in effect for three trading days during a period of five consecutive trading days, (2) we have issued to the Investor pursuant to the PPA in excess of 99% of all of the Conversion Shares available under the Exchange Cap, or (3) at any time after August 15, 2024, any of the Conversion Shares to be issued under the Promissory Note to the Investor are not eligible to be sold pursuant to the Registration Statement for a period of ten consecutive trading days. Within three trading days of an Amortization Event, we must pay the Investor an amount in cash equal to: (i) $9.0 million of principal amount of the Promissory Note plus (ii) a 5% payment premium, plus (iii) accrued and unpaid interest (if any), which payments would continue monthly thereafter until such “Amortization Event” is no longer continuing. This financial obligation may cause an undue and unsustainable burden on us and cause a material adverse effect on our operations and financial condition.
If we do not have sufficient authorized shares, we will be limited in our ability to reserve adequate shares.
Pursuant to the terms of the PPA, we are required to reserve and maintain an additional 20,000,000 shares issuable upon exercise of the Promissory Note. Based on the authorized but unissued and unreserved shares of our Common Stock as of the date of this Registration Statement, we may not have sufficient shares available to establish and maintain the required amount for such reserve, which may result in a breach by us of the terms of the PPA. In addition, even though pursuant to the PPA, the Investor may at any time elect to release shares of Common Stock from the Existing Reserve under the Initial PPA for the purpose of issuing shares of our Common Stock to the Investor pursuant to the PPA and the Promissory Note upon conversion, we may not be able to issue such shares of our Common Stock in a timely manner, which may further result in a breach by us of the terms of the PPA and/or the Promissory Note. Accordingly, pursuant to the terms of the PPA, we are obligated to file, no later than June 14, 2024, an amendment to our Second Amended and Restated Articles of Incorporation to increase the authorized shares of our Common Stock. In addition, without the increase to the number of authorized shares of our Common Stock, we will be limited in the amount of equity we may issue in the future to raise additional capital needed to fund research, development and commercialization of our technologies, to obtain and maintain patents and other intellectual property rights in our technology and for working capital and other purposes. As previously reported, we filed an Information Statement on Schedule 14C notifying our stockholders of the approval by written consent by a majority of our stockholders of an amendment to our Second Amended and Restated Articles of Incorporation to increase our authorized shares of Common Stock to 300,000,000. Pursuant to the provisions of Rule 14c-2 of the Exchange Act, such amendment effectuating the increase in the authorized shares of our Common Stock may be filed with the State of Nevada as early as June 10, 2024. Our failure to timely file the amendment to our Second Amended and Restated Articles of Incorporation and to effectuate the increase in the authorized shares of our Common Stock would result in a breach by us of the terms of the PPA and could otherwise have an adverse effect on our business, financial condition and prospects.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Except for historical information, this prospectus contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 under Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act. Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through our use of words such as “may,” “can,” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “seek,” “estimate,” “continue,” “plan,” “point to,” “project,” “predict,” “could,” “intend,” “target,” “potential” and other similar words and expressions of the future.

There are a number of important factors that could cause the actual results to differ materially from those expressed in any forward-looking statement made by us. These factors include, but are not limited to:

•labor and other workforce shortages and challenges;
•our dependence on principal customers;
•the addition or loss of significant customers or material changes to our relationships with these customers;
•our sensitivity to general economic conditions including changes in disposable income levels and consumer spending trends;
•our ability to timely and successfully build new hosting facilities with the appropriate contractual margins and efficiencies;
•our ability to continue to grow sales in our hosting business;
•volatility of cryptoasset prices
•uncertainties of cryptoasset regulation policy; and
•equipment failures, power or other supply disruptions.
The foregoing does not represent an exhaustive list of matters that may be covered by the forward-looking statements contained herein or risk factors that we are faced with that may cause our actual results to differ from those anticipated in such forward-looking statements. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. You should review the factors and risks and other information we describe in our most recent Annual Report on Form 10-K, as well as any amendments thereto reflected in subsequent reports we will file from time to time with the SEC.
All forward-looking statements are expressly qualified in their entirety by this cautionary note. You are cautioned to not place undue reliance on any forward-looking statements, which speak only as of the date of this prospectus or the date of the document incorporated by reference herein. You should read this prospectus and the documents that we incorporate by reference and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that will achieve our objectives and plans in any specified time frame, or at all. We have no obligation, and expressly disclaims any obligation, to update, revise or correct any of the forward-looking statements, whether as a result of new information, future events or otherwise. We have expressed our expectations, beliefs and projections in good faith and believe they have a reasonable basis. However, we cannot assure you that our expectations, beliefs or projections will result or be achieved or accomplished.

SELLING STOCKHOLDER
This prospectus covers the resale or other disposition by the Selling Stockholder identified in the table below of the Conversion Shares, consisting of up to an aggregate 20,000,000 shares of our Common Stock issuable upon the conversion of the Promissory Note. The Selling Stockholder acquired the Conversion Shares in the transactions described above under the heading “Private Placement.”
The Promissory Note held by the Selling Stockholder contains limitations which prevent the holder from converting such Promissory Note to Conversion Shares if such exercise would cause the Selling Stockholder, together with certain related parties, to beneficially own a number of shares of Common Stock which would exceed 4.99% of our then outstanding shares of Common Stock following such exercise, excluding for purposes of such determination, shares of Common Stock issuable upon exercise of portions of the Promissory Note which have not been exercised.
The table below sets forth, as of May 29, 2024, the following information regarding the Selling Stockholder:
•the name of the Selling Stockholder;
•the number of shares of Common Stock owned by the Selling Stockholder prior to this offering, without regard to any beneficial ownership limitations contained in the Promissory Note;
•the number of shares of Common Stock to be offered by the Selling Stockholder in this offering;
•the number of shares of Common Stock to be owned by the Selling Stockholder assuming the sale of all of the shares of Common Stock covered by this prospectus; and
•the percentage of our issued and outstanding shares of Common Stock to be owned by the Selling Stockholder assuming the sale of all of the shares of Common Stock covered by this prospectus based on the number of shares of Common Stock issued and outstanding as of May 29, 2024.
Except as described above, the number of shares of Common Stock beneficially owned by the Selling Stockholder has been determined in accordance with Rule 13d-3 under the Exchange Act and includes, for such purpose, shares of Common Stock that the Selling Stockholder has the right to acquire within 60 days of May 29, 2024.
All information with respect to the Common Stock ownership of the Selling Stockholder has been furnished by or on behalf of the Selling Stockholder. We believe, based on information supplied by the Selling Stockholder, that except as may otherwise be indicated in the footnotes to the table below, the Selling Stockholder has sole voting and dispositive power with respect to the shares of Common Stock reported as beneficially owned by the Selling Stockholder. Because the Selling Stockholder identified in the table may sell some or all of the shares of Common Stock beneficially owned by it and covered by this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares of Common Stock, no estimate can be given as to the number of shares of Common Stock available for resale hereby that will be held by the Selling Stockholder upon termination of this offering. In addition, the Selling Stockholder may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the shares of Common Stock they beneficially own in transactions exempt from the registration requirements of the Securities Act after the date on which they provided the information set forth in the table below. We have, therefore, assumed for the purposes of the following table, that the Selling Stockholder will sell all of the shares of Common Stock owned beneficially by it that are covered by this prospectus, but will not sell any other shares of Common Stock that they presently own. Except as set forth below, the Selling Stockholder has not held any position or office, or have otherwise had a material relationship, with us or any of our subsidiaries within the past three years other than as a result of the ownership of our shares of Common Stock or other securities.

Name of Selling Stockholder	Shares Owned prior to Offering	Shares Offered by this Prospectus	Shares Owned after Offering	Percentage of Shares Beneficially Owned after Offering
YA II PN, Ltd. (1)	23,123,538 (2)	20,000,000 (3)	3,123,538 (4)	2.3% (5)

(1)    YA II PN, Ltd. is a fund managed by Yorkville Advisors Global, LP (“Yorkville LP”). Yorkville Advisors Global II, LLC (“Yorkville LLC”) is the General Partner of Yorkville LP. All investment decisions for YA II PN, Ltd. are made by Yorkville LLC’s President and Managing Member, Mr. Mark Angelo. The business address of YA II PN, Ltd. is 1012 Springfield Avenue, Mountainside, NJ 07092.
(2)    As of May 29, 2024, the Selling Stockholder holds Initial Promissory Notes with a principal balance of $34,000,000. The number of shares owned prior to the offering consists of 3,123,538 shares of Common Stock owned by the Selling Stockholder as of May 29, 2024 which were acquired upon conversion of the Initial Promissory Notes and an additional 20,000,000 Conversion Shares issuable to the Selling Stockholder pursuant to the terms of the Promissory Note (without giving effect to the 4.99% beneficial ownership limitation and the Exchange Cap contained in the Initial Promissory Notes or the Promissory Note). The actual number of Conversion Shares that may be acquired by the Selling Stockholder is not currently known. The Conversion Shares issuable pursuant to the Promissory Note, and shares of Common Stock issuable pursuant to the Initial Promissory Notes are subject to a beneficial ownership limitation of 4.99% and the Exchange Cap, which limitations restrict the Selling Stockholder from converting that portion of the outstanding balance under the Initial Promissory Notes or the Promissory Note that would result in the Selling Stockholder and its affiliates owning, upon such conversion, a number of shares of our Common Stock in excess of the beneficial ownership limitation or the Exchange Cap, as applicable.
(3)    The number of shares of Common Stock offered by this prospectus, consisting of the number of Conversion Shares issuable to the Selling Stockholder pursuant to the terms of the Promissory Note issued in the Private Placement (without giving effect to the 4.99% beneficial ownership limitation or the Exchange Cap contained in such Promissory Note).
(4)    Assumes the sale of all shares of Common Stock offered by the Selling Stockholder pursuant to this prospectus (without giving effect to the 4.99% beneficial ownership limitation or the Exchange Cap contained in such Promissory Note).
(5)    Percentage is based on 137,208,801 shares of Common Stock outstanding as of May 29, 2024 (and rounded to the nearest tenth of a percent) and assumes the sale of all shares of Common Stock offered by the Selling Stockholder pursuant to this prospectus (without giving effect to the 4.99% beneficial ownership limitation or the Exchange Cap contained in such Promissory Note).

USE OF PROCEEDS

The Common Stock to be offered and sold using this prospectus will be offered and sold by the Selling Stockholder named in this prospectus. Accordingly, we will not receive any proceeds from any sale of shares of our Common Stock in this offering. However, will receive in the aggregate $42,131,579 (less a five percent original discount and a deduction of a $25,000 due diligence fee) in proceeds from our issuance of the Promissory Note. We intend to use the net proceeds from our issuance of the Promissory Note for working capital and general corporate purposes. Subject to the terms and conditions of the PPA applicable to the use of proceeds from the issuance of the Promissory Note, our management will have broad discretion over the allocation of the net proceeds from the issuance of the Promissory Note. We will pay all of the fees and expenses incurred by us in connection with this registration.

PLAN OF DISTRIBUTION
The Selling Stockholder of the Common Stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their Common Stock covered hereby on Nasdaq or any other stock exchange, market or trading facility on which the Common Stock are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling the Common Stock:
•ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•block trades in which the broker-dealer will attempt to sell the Common Stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•an exchange distribution in accordance with the rules of the applicable exchange;
•privately negotiated transactions;
•in transactions through broker-dealers that agree with the Selling Stockholder to sell a specified number of such Common Stock at a stipulated price per share;
•through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•a combination of any such methods of sale; or
•any other method permitted pursuant to applicable law.
The Selling Stockholder may also sell the Common Stock under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.
Broker-dealers engaged by the Selling Stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholder (or, if any broker-dealer acts as agent for the purchaser of the Common Stock, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with Rule 2121 of the Financial Industry Regulatory Authority, or FINRA, and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.
The Selling Stockholder and any broker-dealers or agents that are involved in selling the Common Stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Common Stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock.
We are required to pay certain fees and expenses incurred by us incident to the registration of the Common Stock. We have agreed to indemnify the Selling Stockholder against certain losses, claims, damages and liabilities, including certain liabilities under the Securities Act with respect to this prospectus.
We agreed to keep this prospectus effective until all the Conversion Shares have been sold or may be sold without any restrictions pursuant to Rule 144, as determined by our counsel pursuant to a written opinion letter to such effect, addressed and reasonably acceptable to our transfer agent. The Conversion Shares offered hereunder will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the Conversion Shares covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Common Stock may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the Selling Stockholder or any other person. We will make copies of this prospectus available to the Selling Stockholder and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).
Our Common Stock is quoted on The Nasdaq Global Select Market under the symbol “APLD”.

DESCRIPTION OF SECURITIES
The following summary of the rights of our capital stock is not complete and is subject to and qualified in its entirety by reference to our second amended and restated articles of incorporation, as amended from time to time and currently in effect (the “Articles of Incorporation”), and our third amended and restated bylaws, as amended from time to time and currently in effect (the “Bylaws”), copies of which are filed as exhibits to our Annual Report on Form 10-K for the year ended May 31, 2023, as filed with the SEC on August 2, 2023, and as amended by that Form 10-K/A on October 12, 2023 and our Current Report on Form 8-K, as filed with the SEC on April 29, 2024, respectively, which are incorporated by reference herein.
We are authorized to issue 171,666,666 shares of capital stock, $0.001 par value per share, of which 166,666,666 are Common Stock and 5,000,000 are preferred stock (the “Preferred Stock”).
As of May 29, 2024 there were 137,208,801 shares of Common Stock outstanding and no shares of Preferred Stock outstanding.
Common Stock
Holders of our Common Stock are entitled to such dividends as may be declared by our board of directors out of funds legally available for such purposes. Holders of our Common Stock are entitled to receive proportionately any dividends as may be declared by our board, subject to any preferential dividend rights of any series of Preferred Stock that we may designate and issue in the future. There are no redemption or sinking fund provisions applicable to our Common Stock. The holders of our Common Stock have no conversion rights. Holders of Common Stock have no preemptive or subscription rights to purchase any of our securities. The rights, preferences and privileges of holders of our Common Stock are subject to and may be adversely affected by the rights of the holders of shares of any series of Preferred Stock that we may designate and issue in the future. Each holder of our Common Stock is entitled to one vote for each such share outstanding in the holder’s name. No holder of Common Stock is entitled to cumulative votes in voting for directors.
In the event of our liquidation, dissolution or winding up, the holders of our Common Stock are entitled to receive a pro rata share of our assets, which are legally available for distribution, after payments of all debts and other liabilities. All of the outstanding shares of our Common Stock are fully paid and non-assessable.
Transfer Agent
The transfer agent and registrar for our Common Stock is Computershare Trust Company, N.A. The transfer agent’s address and phone number is: 150 Royall Street, Canton, MA 02021, telephone number: (781) 575-2000.
Listing
Our Common Stock is presently traded on The Nasdaq Global Select Market under the symbol “APLD.”

 LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus will be passed upon for us by Snell & Wilmer L.L.P., Nevada.

EXPERTS

The consolidated balance sheets of Applied Digital Corporation and its subsidiaries as of May 31, 2023 and 2022, and the related consolidated statements of comprehensive loss, changes in shareholders’ equity, and cash flows for each of the years then ended have been audited by Marcum LLP, independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of Common Stock offered by this prospectus. This prospectus, which is part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement. For further information pertaining to us and our securities, reference is made to our SEC filings and the registration statement and the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents or provisions of any documents referred to in this prospectus are not necessarily complete, and in each instance where a copy of the document has been filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matters involved.
In addition, registration statements and certain other filings made with the SEC electronically are publicly available through the SEC’s web site at http://www.sec.gov. The registration statement, including all exhibits and amendments to the registration statement, has been filed electronically with the SEC.
We are subject to the information and periodic reporting requirements of the Exchange Act, and, in accordance with such requirements, will file periodic reports, proxy statements, and other information with the SEC. These periodic reports, proxy statements, and other information will be available for inspection and copying at the web site of the SEC referred to above. We also maintain a website at www.applieddigital.com, where you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of, and is not incorporated into, this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement.
We incorporate by reference the documents listed below that we have previously filed with the SEC:
•our Annual Report on Form 10-K for the year ended May 31, 2023, as filed with the SEC on August 2, 2023, and as amended by that Form 10-K/A on October 12, 2023;

•our Quarterly Reports on Form 10-Q for the quarter ended August 31, 2023, filed with the SEC on October 10, 2023, for the quarter ended November 30, 2023, filed with the SEC on January 16, 2024 and for the quarter ended February 29, 2024, filed with the SEC on April 11, 2024;

•our Current Reports on Form 8-K as filed with the SEC on August 15, 2023, August 23, 2023, September 11, 2023, September 28, 2023, November 13, 2023, January 23, 2024, February 6, 2024, February 9, 2024, February 15, 2024, February 22, 2024, February 29, 2024, March 5, 2024, March 8, 2024, March 15, 2024, April 1, 2024, April 5, 2024, April 29, 2024, April 29, 2024, April 30, 2024, April 30, 2024, May 1, 2024, May 6, 2024, May 14, 2024, May 17, 2024, May 21, 2024 and May 24, 2024 (other than any portions thereof deemed furnished and not filed); and

•The description of our Common Stock in our Registration Statement on Form 8-A, filed with the SEC on April 11, 2022, including any amendment or reports filed for the purpose of updating such description, including the Description of Capital Stock filed as Exhibit 4.5 to our Annual Report on Form 10-K for the year ended May 31, 2023, as filed with the SEC on August 2, 2023, and as amended by that Form 10-K/A on October 12, 2023.
All reports and other documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement, and after the date of this prospectus but before the termination of the offering of the securities hereunder will also be considered to be incorporated by reference into this prospectus from the date of the filing of these reports and documents, and will supersede the information herein; provided, however, that all reports, exhibits and other information that we “furnish” to the SEC will not be considered incorporated by reference into this prospectus. We undertake to provide without charge to each person (including any beneficial owner) who receives a copy of this prospectus, upon written or oral request, a copy of all of the preceding documents that are incorporated by reference (other than exhibits, unless the exhibits are specifically incorporated by reference into these documents). You may request a copy of these materials in the manner set forth under the heading “Where You Can Find More Information,” above.
We will provide you without charge, upon your oral or written request, with a copy of any or all reports, proxy statements and other documents we file with the SEC, as well as any or all of the documents incorporated by reference in this prospectus or the registration statement (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to
Applied Digital Corporation
Attn: Wes Cummins
Chief Executed Officer
3811 Turtle Creek Blvd., Suite 2100
Dallas, Texas 75219
Phone number: (214) 427-1704

Up to 20,000,000 Shares of Common Stock

PRELIMINARY PROSPECTUS

, 2024

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table indicates the expenses to be incurred in connection with the offering described in this registration statement, other than underwriting discounts and commissions, all of which will be paid by us. All amounts are estimated except the SEC registration fee.

Amount
Securities and Exchange Commission registration fee	$13,106.88
Accountants’ fees and expenses	15,000
Legal fees and expenses	100,000
Miscellaneous	—
Total expenses	$128,106.88

Item 14. Indemnification of Directors and Officers.

Section 78.138 of the NRS provides that, unless the corporation’s Articles provide otherwise, a director or officer will not be individually liable unless the presumption that it is acting in good faith and on an informed basis with a view to the interests of the corporation has been rebutted, and it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud, or a knowing violation of the law. Our Articles provide that no director or officer shall have any personal liability to the Company or its stockholders for damages for breach of fiduciary duty as a director or officer, except for (i) acts that involve intentional misconduct, fraud, or a knowing violation of the law or (ii) the payment of dividends in violation of Nevada corporate law.
Section 78.7502(1) of the Nevada Revised Statutes, or NRS, provides that a corporation may indemnify, pursuant to that statutory provision, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise or as a manager of a limited liability company, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he is not liable pursuant to NRS 78.138 or if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.
NRS 78.7502(2) permits a corporation to indemnify, pursuant to that statutory provision, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification pursuant to NRS 78.7502 may be made in respect of any claim, issue or matter as to which such person shall have been adjudged by a court of competent jurisdiction, after any appeals taken therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. NRS 78.751(1) provides that a corporation shall indemnify any person who is a director, officer, employee or agent of the corporation, against expenses actually and reasonably incurred by the person in connection with defending an action (including, without limitation, attorney’s fees), to the extent that the person is successful on the merits or otherwise in defense of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a manager of a limited liability company, or any claim, issue or matter in such action.
NRS 78.751 provides that the indemnification pursuant to NRS 78.7502 shall not be deemed exclusive or exclude any other rights to which the indemnified party may be entitled (except that indemnification may not be made to or on behalf of any director or officer finally adjudged by a court of competent jurisdiction, after exhaustion of any appeals taken therefrom, to be liable for intentional misconduct, fraud or a knowing violation of the law and such intentional misconduct, fraud or a knowing violation of the law was material to the cause of action) and that the indemnification shall continue as to directors, officers, employees or agents who have ceased to hold such positions, and to their heirs, executors and administrators. NRS 78.752 permits a corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the corporation would have the power to indemnify him or her against such liabilities.
Section 78.752 of the NRS provides that a Nevada company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee, or agent of the company, or is or was serving at the request of the company as a director, officer, employee, or agent of another company, partnership, joint venture, trust, or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee, or agent, or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses.
Our Bylaws provide that the Corporation shall, to the fullest extent not prohibited by applicable law, pay the expenses (including attorneys’ fees) incurred by an indemnitee in defending or otherwise participating in any proceeding in advance of its final disposition.
In addition, we have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify our directors and executive officers for certain expenses, including attorneys’ fees, judgments and fines incurred by a director or executive officer in any action or proceeding arising out of their services as one of our directors or executive officers or any other company or enterprise to which the person provides services at our request.
We maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers. We believe these provisions in the Bylaws and these indemnification agreements are necessary to attract and retain qualified persons as directors and officers.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or control persons, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Item 15. Recent Sales of Unregistered Securities.

On April 12, 2022, the SEC declared effective the Company’s IPO Registration Statement (Reg. No. 261278). The offering under the IPO Registration Statement commenced on April 12, 2022 and was consummated on April 18, 2022 with the sale of 8,000,000 newly-issued shares of Common Stock at a price of $5.00 per share, constituting the total aggregate amount registered. B. Riley Securities, Inc. and Needham & Company acted as book-running managers, Craig-Hallum and D.A. Davidson & Co. acted as lead managers, and Lake Street and Northland Capital Markets acted as co-managers for the offering. In connection with the offering, the Company granted the underwriters a 30-day option to purchase up to an additional 1,200,000 shares of common stock at the public offering price, less underwriting discounts and commission, although such option was not exercised. The net offering proceeds to the Company after deducting the expenses described herein were approximately $36 million.

On June 6, 2022, through an agreement between the Company and Xsquared Holding Limited (“Sparkpool”), Sparkpool agreed to forfeit to the Company shares of Common Stock that had been issued pursuant to the service agreement executed on March 19, 2021. Sparkpool ceased providing the contracted services for the Company, and agreed to forfeit shares to compensate for future services that will not be rendered. As a result of this agreement, 4,965,432 shares of Common Stock were forfeited and canceled by the Company.

On March 27, 2024, the Company entered into the Initial PPA with the Investor. In accordance with the terms of the Initial PPA, the Company issued the Initial Promissory Notes, in the aggregate principal amount of $50 million. The Initial Promissory Notes are convertible into shares of our Common Stock. The offer and sale of our Common Stock pursuant to the Initial PPA and the Initial Promissory Notes was made in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended and Rule 506(b) of Regulation D promulgated thereunder.

On April 26, 2024, the Company entered into the Amendment No. 2 (the “AI Amendment”) to that certain Unsecured Promissory Note, issued by the Company to AI Bridge Funding LLC on January 30, 2024 and amended on March 27, 2024 (the “AI Note”). Pursuant to the AI Amendment, among other things, (i) the Company may use shares of our Common Stock to repay the AI Note, subject to certain limitations and (ii) the Company issued warrants to purchase up to 3,000,000 shares of our Common Stock subject to certain adjustments (the “Warrants”). The Warrants were, and the shares of Common Stock issuable upon the exercise of the Warrants will be, offered and sold pursuant to Section 4(a)(2) of the Act and Rule 506(b) of Regulation D promulgated thereunder.

Item 16. Exhibits and Financial Statement Schedules

Exhibit No.	Description
1.1
Sales Agreement, dated as of May 6, 2024, by and between the Company and Roth Capital Partners, LLC. (Incorporated by reference to Exhibit 1.1 of the Company’s Current Report on Form 8-K filed with the SEC on May 6, 2024).

1.2
Dealer Manager Agreement, dated as of May 16, 2024, by and between Applied Digital Corporation and Preferred Capital Securities, LLC. (Incorporated by reference to Exhibit 1.1 of the Company’s Current Report on Form 8-K filed with the SEC on May 16, 2024).

3.1
Second Amended and Restated Articles of Incorporation, as amended from time to time. (Incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K filed with the SEC on August 2, 2023).

3.1.1
Certificate of Amendment to the Certificate of Designations for the Series E Redeemable Preferred Stock. (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 16, 2024).

3.2	Third Amended and Restated Bylaws of the Company. (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 29, 2024).
4.1
Registration Rights Agreement, dated April 15, 2021, by and between the Company and B. Securities, Inc., for the benefit of B. Riley Securities, Inc. and the Investors. (Incorporated by reference to Exhibit 4.1 to the Company’s Form S-1 (Registration No. 333-258818), filed with the SEC on August 13, 2021).

4.1.1
Amendment, dated December 13, 2021, to Registration Rights Agreement, dated April 15, 2021, by and between the Company and B. Riley Securities, Inc., for the benefit of B. Riley Securities, Inc. and the Investors (Incorporated by reference to Exhibit 3.2 to Amendment No. 6 the Company's form S-1 (Registration No. 333-258818), filed with the SEC on April 12, 2022).

4.1.2
Amendment No. 2, dated February 22, 2022, to Registration Rights Agreement, dated April 15, 2021, by and between the Company and B. Riley Securities, Inc., for the benefit of B. Riley Securities, Inc. and the Investors (Incorporated by reference to Exhibit 4.3 to the Company's Form S-1 (Registration No. 333-258818), filed with the SEC on February 28, 2022).

4.2
Registration Rights Agreement, dated July 30, 2021, by and between the Company and B. Securities, Inc., for the benefit of B. Riley Securities, Inc. and the Investors (Incorporated by reference to Exhibit 4.2 to the Company’s Form S-1 (Registration No. 333-258818), filed with the SEC on August 13, 2021).

4.2.1
Amendment, dated December 13, 2021, to Registration Rights Agreement, dated July 30, 2021, by and between the Company and B. Riley Securities, Inc., for the benefit of B. Riley Securities, Inc. and the Investors (Incorporated by reference to Exhibit 3.2 to the Company's form S-1 (Registration No. 333-258818), filed with the SEC on April 12, 2022).

4.2.2
Amendment No. 2, dated February 22, 2022, to Registration Rights Agreement, dated July 30, 2021, by and between the Company and B. Riley Securities, Inc., for the benefit of B. Riley Securities, Inc. and the Investors (Incorporated by reference to Exhibit 4.6 to the Company's Form S-1 (Registration No. 333-258818), filed with the SEC on February 28, 2022).

4.3
Right of First Refusal and Co-Sale Agreement, dated as of April 15, 2021, by and between the Company, the Key Holders and Investors (Incorporated by reference to Exhibit 4.3 to the Company’s Form S-1 (Registration No. 333-258818), filed with the SEC on August 13, 2021).

4.4
Right of First Refusal and Co-Sale Agreement, dated as of July 30, 2021, by and between the Company, the Key Holders and Investors. (Incorporated by reference to Exhibit 4.4 to the Company’s Form S-1 (Registration No. 333-258818), filed with the SEC on August 13, 2021).

4.5	Form of Warrant. (Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 30, 2024).
4.6	Form of Subscription Agreement. (Incorporated by reference to Exhibit 4.1 to the Company’ Current Report on Form 8-K filed with the SEC on May 16, 2024).
5.1*	Opinion of Snell & Wilmer L.L.P.
10.1
Services Agreement, dated March 19, 2021, by and among the Company, GMR Limited, Xsquared Holding Limited, and Valuefinder (Incorporated by reference to Exhibit 10.1 to the Company’s Form S-1 (Registration No. 333-258818), filed with the SEC on August 13, 2021).

10.2
Master Professional Services Agreement between Ulteig Engineers, Inc. and APLD Hosting, LLC. (Incorporated by reference to Exhibit 10.2 to the Company’s Form S-1 (Registration No. 333-258818), filed with the SEC on August 13, 2021).

10.3
Non-Fixed Price Sales and Purchase Agreement, dated April 13, 2021, between Bitmain Technologies Limited and the Company (Incorporated by reference to Exhibit 10.3 to the company's Form S-1 (Registration No. 333-2588818), filed with the SEC on August 13, 2021).

10.4
Coinmint Colocation Mining Services Agreement dated as of June 15, 2021 by and between Coinmint, LLC and the Company (Incorporated by reference to Exhibit 10.4 to the Company's Form S-1 (Registration No. 333-258818), filed with the SEC on August 13, 2021).

10.5#
Service Framework Agreement, dated July 5, 2021, by and between APLD Hosting, LLC and JointHash Holding Limited (Incorporated by reference to Exhibit 10.5 to Amendment No. 1 to the Company’s registration statement on Form S-1 (Registration No. 333-258818), filed with the SEC on November 2, 2021).

10.6#
Amended and Restated Electric Services Agreement, dated September 13, 2021, by and between APLD Hosting, LLC and [Redacted] (Incorporated by reference to Exhibit 10.6 to Amendment No. 1 to the Company’s registration statement on Form S-1 (Registration No. 333-258818), filed with the SEC on November 2, 2021).

10.7
Sublease Agreement, dated as of May 19, 2021, by and between the Company and Encap Investments L.P. (Incorporated by reference to Exhibit 10.7 to the Company’s Form S-1 (Registration No. 333-258818), filed with the SEC on August 13, 2021).

10.8#
Service Framework Agreement, dated July 5, 2021, by and between APLD Hosting, LLC and Bitmain Technologies Limited (Incoporated by reference to Exhibit 10.8 to the Company's Annual Report on Form 10-K, filed with the SEC on August 29, 2022.

10.9#
Master Hosting Agreement, dated as of September 20, 2021, by and between APLD Hosting, LLC and F2Pool Mining, Inc. (Incorporated by reference to Exhibit 10.9 to Amendment No. 1 to the Company’s registration statement on Form S-1 (Registration No. 333-258818), filed with the SEC on November 2, 2021).

10.10#
Master Hosting Agreement, dated as of October 12, 2021, by and between APLD Hosting, LLC and Hashing LLC. ((Incorporated by reference to Exhibit 10.10 to Amendment No. 1 to the Company’s registration statement on Form S-1 (Registration No. 333-258818), filed with the SEC on November 2, 2021).

10.11
Services Agreement, effective as of October 12, 2021, by and among Applied Blockchain, LTD and Xsquared Holding Limited. (Incorporated by reference to Exhibit 10.11 to Amendment No. 1 to the Company’s registration statement on Form S-1 (Registration No. 333-258818), filed with the SEC on November 2, 2021).

10.12†	2022 Incentive Plan (Incorporated by reference to Exhibit 10.1 to the Company's registration statement on Form S-8 (Registration No. 333-265698), filed with the SEC on June 17, 2022).
10.12.1†
Form of Employee Restricted Stock Award Agreement (Incorporated by reference to Exhibit 10.2 to the Company's registration statement on Form S-8 (Registration No. 333-265698), filed with the SEC on June 17, 2022).

10.12.2†
Form of Restricted Stock Unit Award Agreement (Employees) (Incorporated by reference to Exhibit 10.3 to the Company's registration statement on Form S-8 (Registration No. 333-265698), filed with the SEC on June 17, 2022).

10.12.3†
Form of Restricted Stock Unit Award Agreement (Consultants) (Incorporated by reference to Exhibit 10.4 to the Company's registration statement on Form S-8 (Registration No. 333-265698), filed with the SEC on June 17, 2022).

10.13†
2022 Non-Employee Director Stock Plan (Incorporated by reference to Exhibit 10.5 to the Company's registration statement on Form S-8 (Registration No. 333-265698), filed with the SEC on June 17, 2022).

10.13.1†
First Amendment to the 2022 Non-Employee Director Stock Plan, dated April 4, 2023 (incorporated by reference to Exhibit 10.13.1 to the Company’s Annual Report on Form 10-K filed with the SEC on August 2, 2023).

10.13.2
Form of Director Restricted Stock Award Agreement (Incorporated by reference to Exhibit 10.6 to the Company's registration statement on Form S-8 (Registration No. 333-265698), filed with the SEC on June 17, 2022).

10.14#
Limited Liability Company Agreement, dated as of January 6, 2022, by and between the Company and Antpool Capital Asset Investment L.P. (Incorporated by reference to Exhibit 10.14 to Amendment No. 5 to the Company’s registration statement on Form S-1 (Registration No. 333-258818), filed with the SEC on January 24, 2022).

10.15†
Employment Agreement, effective as of November 1, 2021, by and between the Company and Wes Cummins (Incorporated by reference to Exhibit 10.15 to Amendment No. 5 to the Company’s registration statement on Form S-1 (Registration No. 333-258818), filed with the SEC on January 24, 2022).

10.15.1†
Amendment No. 1 to Executive Employment Agreement, dated as of September 25, 2023, by and between the Company and Wes Cummins. (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 28, 2023).

10.16†
Employment Agreement, effective as of November 1, 2021, by and between the Company and David Rench. (Incorporated by reference to Exhibit 10.16 to Amendment No. 5 to the Company’s registration statement on Form S-1 (Registration No. 333-258818), filed with the SEC on January 24, 2022).

10.16.1†
Amendment No. 1 to Executive Employment Agreement, dated as of September 25, 2023, by and between the Company and David Rench. (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on September 28, 2023).

10.17
Ground Lease, effective as of April 13, 2022, by and between EDB, Ltd and APLD - Rattlesnake Den I LLC (Incorporated by reference to Exhibit 10.17 to the Company’s Annual Report on Form 10-K, filed with the SEC on August 2, 2023).

10.18†
Employment Agreement, effective as of November 1, 2021, by and between the Company and Regina Ingel (Incorporated by reference to Exhibit 10.17 to Amendment No. 5 to the Company’s registration statement on Form S-1 (Registration No. 333-258818), filed with the SEC on January 24, 2022).

10.18.1†
Amendment dated August 1, 2022 to Employment Agreement between Applied Blockchain, Inc. and Regina Ingel (Incorporated by reference to Exhibit 10.1 to the Company's current report on Form 8-K (Commission File No. 001-31968), filed with the SEC on August 5, 2022).

10.19
Loan Agreement dated as of March 11, 2022 by and between APLD Hosting, LLC, Vantage Bank Texas and Applied Blockchain, Inc. (Incorporated by reference to Exhibit 10.20 to Amendment No. 6 the Company's form S-1 (Registration No. 333-258818), filed with the SEC on April 12, 2022).

10.20
Continuing Guaranty Agreement dated as of March 11, 2022 by Applied Blockchain, Inc. for the benefit of Vantage Bank Texas. (Incorporated by reference to Exhibit 10.21 to Amendment No. 6 the Company's form S-1 (Registration No. 333-258818), filed with the SEC on April 12, 2022).

10.21
Letter between Applied Blockchain, Inc. and Xsquared Holding Limited dated June 6, 2022 (Incorporated by reference to Exhibit 10.1 to the Company’s current report on Form 8-K (Commission File No. 001-31968), filed with the SEC on June 8, 2022).

10.22
Hosting Agreement, dated as of July 12, 2022, by and between Marathon Digital Holdings, Inc. and Applied Blockchain, Inc. (Incorporated by reference to Exhibit 10.6 to the Company’s quarterly report on Form 10-Q (Commission File No. 001-31968), filed with the SEC on October 12, 2022).

10.23
Loan Agreement, dated as of July 25, 2022, by and among APLD Hosting, LLC, Starion Bank, and Applied Blockchain, Inc. as Guarantor (Incorporated by reference to Exhibit 10.1 to the Company’s current report on Form 8-K (Commission File No. 001-31968), filed with the SEC on August 12, 2022).

10.24
Security Agreement, dated of July 25, 2022, by and between APLD Hosting, LLC and Starion Bank (Incorporated by reference to Exhibit 10.2 to the Company’s current report on Form 8-K (Commission File No. 001-31968), filed with the SEC on August 12, 2022).

10.25
Security Agreement, dated of July 25, 2022, by and among APLD Hosting, LLC, Applied Blockchain, Inc., as Grantor, and Starion Bank(Incorporated by reference to Exhibit 10.3 to the Company’s current report on Form 8-K (Commission File No. 001-31968), filed with the SEC on August 12, 2022).

10.26
Unlimited Commercial Corporate Guaranty of Applied Blockchain, Inc. dated as of July 25, 2022 (Incorporated by reference to Exhibit 10.4 to the Company’s current report on Form 8-K (Commission File No. 001-31968), filed with the SEC on August 12, 2022).

10.27
Loan Agreement by and among APLD - Rattlesnake Den I, LLC, as borrower, Vantage Bank Texas, as lender, and the Company, as guarantor, entered into as of November 7, 2022 (Incorporated by reference to Exhibit 10.1 to the Company’s current report on Form 8-K (Commission File No. 001-31968), filed with the SEC on November 14, 2022).

10.28#
Loan Agreement, dated as of February 16, 2023 by and among APLD ELN-01 LLC, Starion Bank, and Applied Digital Corporation as Guarantor (Incorporated by reference to Exhibit 10.1 to the Company’s current report on Form 8-K (Commission File No. 001-31968), filed with the SEC on February 21, 2023).

10.29#
Security Agreement, dated as of February 16, 2023 by and between APLD ELN-01 LLC and Starion Bank (Incorporated by referenced to Exhibit 10.2 to the Company’s current report on Form 8-K (Commission File No. 001-31968), filed with the SEC on February 21, 2023).

10.30
Security Agreement, dated as of February 16, 2023 by and among APLD ELN-01 LLC, Applied Digital Corporation and Starion Bank (Incorporated by referenced to Exhibit 10.3 to the Company’s current report on Form 8-K (Commission File No. 001-31968), filed with the SEC on February 21, 2023).

10.31
Unlimited Commercial Corporate Guaranty of Applied Digital Corporation dated as of February 16, 2023 (Incorporated by referenced to Exhibit 10.4 to the Company’s current report on Form 8-K (Commission File No. 001-31968), filed with the SEC on February 21, 2023).

10.32#
Loan and Security Agreement, dated as of May 23, 2023, by and among SAI Computing, LLC as Borrower, B. Riley Commercial Capital, LLC and B. Riley Securities, Inc., as Lenders, B. Riley Commercial Capital, LLC as Collateral Agent, and Applied Digital Corporation as Guarantor (Incorporated by reference to Exhibit 10.1 to the Company’s current report on Form 8-K (Commission File No. 001-31968), filed with the SEC on May 24, 2023).

10.32.1
Termination of Loan and Security letter, dated February 5, 2024, between the Company and B. Riley Commercial Capital, LLC and B. Riley Securities, Inc. (Incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on February 5, 2024).

10.33	Form of Amendment No. 1 to Restricted Stock Unit Award. (Incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on September 28, 2023).
10.34	Form of Amendment No. 1 to Performance Stock Unit Award. (Incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the SEC on September 28, 2023).
10.35
Form of Indemnification Agreement by and between Applied Digital Corporation and individual directors or officers. (Incorporated by reference to Exhibit 10.1 of the Company’s Quarterly Report on Form 10-Q filed with the SEC on January 16, 2024).

10.36
Unsecured Promissory Note, dated January 30, 2024, issued by the Company and payable to AI Bridge Funding LLC. (Incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed with the SEC on February 5, 2024).

10.36.1
Waiver, Consent and Amendment by and between the Company and AI Bridge Funding LLC, dated March 27, 2024. (Incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the SEC on April 1, 2024).

10.36.2
Amendment No. 2 to Unsecured Promissory Note, dated April 26, 2024, by and between Applied Digital Corporation and AI Bridge Funding LLC. (Incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on April 30, 2024).

10.36#
Loan Agreement, dated as of February 28, 2024, by and between APLD GPU-01, LLC and Cornerstone Bank. (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 5, 2024).

10.37
Security Agreement, dated as of February 28, 2024, by and between APLD GPU-01, LLC and Cornerstone Bank. (Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on March 5, 2024).

10.38
Form of Guaranty Agreement, dated as of February 28, 2024, made by each of Applied Digital Corporation, SAI Computing, LLC and APLD Hosting, LLC in favor of Cornerstone Bank. (Incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on March 5, 2024).

10.39
Consent to Transfer Interest in Real Property Subject to Mortgage and Subordination Agreement, dated as of February 28, 2024, made by Starion Bank, in favor of APLD Hosting, LLC. (Incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the SEC on March 5, 2024).

10.40#
Collateral Assignment of Customer GPU Contracts and Consent, dated as of February 28, 2024, by Applied Digital Corporation, in favor of Cornerstone Bank. (Incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed with the SEC on March 5, 2024).

10.41%
Purchase and Sale Agreement, dated March 14, 2024, by and between APLD - Rattlesnake Den I LLC and Mara Garden City LLC. (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 15, 2024).

10.42
Prepaid Advance Agreement by and between Applied Digital Corporation and YA II PN, LTD., dated March 27, 2024. (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 1, 2024).

10.43
Convertible Promissory Note issued by Applied Digital Corporation and payable to YA II PN, LTD., dated March 27, 2024. (Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on April 1, 2024).

10.44
Guaranty made by APLD-ELN-02 LLC in favor of YA II PN, LTD., dated March 27, 2024. (Incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on April 1, 2024).

10.45
Convertible Promissory Note issued by Applied Digital Corporation and payable to YA II PN, LTD., dated April 24, 2024. (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 30, 2024).

10.46
Cooperation and Standstill Agreement, dated as of April 30, 2024, by and between Applied Digital Corporation, a Nevada Corporation, and Oasis Management Co., Ltd. (Incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on May 1, 2024).

10.47
Services Agreement, dated as of May 16, 2024, by and between Applied Digital Corporation and Preferred Shareholder Services, LLC. (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 16, 2024).

10.48
Prepaid Advance Agreement by and between Applied Digital Corporation and YA II PN, LTD., dated May 24, 2024. (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 24, 2024).

10.49
Convertible Promissory Note issued by Applied Digital Corporation and payable to YA II PN, LTD., dated May 24, 2024. (Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on May 24, 2024).

10.50
Guaranty made by APLD-ELN-02 LLC in favor of YA II PN, LTD., dated May 24, 2024. (Incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on May 24, 2024).

10.51	Amendment by and between the Company and YA II PN, LTD., dated May 24, 2024. (Incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the SEC on May 24, 2024).
21.1*	List of Subsidiaries.
23.1*	Consent of Marcum, LLP.
23.2*	Consent of Snell & Wilmer L.L.P. (Included in Exhibit 5.1).
24.1*	Power of Attorney (contained on signature page).
107*	Filing Fee Table.

* Filed herewith.
† Management compensatory agreement.
# Portions of this exhibit have been omitted pursuant to Rule 601(b)(10) of Regulation S-K. The omitted information is not material and would likely cause competitive harm to the registrant if publicly disclosed.
% The schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5) and Item 1.01, Instruction 4 of Form 8-K. The Registrant agrees to furnish supplementally a copy of all omitted schedules to the Securities and Exchange Commission upon its request.

Item 17. Undertakings.

The undersigned registrant hereby undertakes to

(a) Provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(b) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(c) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(e) For the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(f) That for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser

(g) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(h) That:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, Texas, on the day of May 31, 2024.

APPLIED DIGITAL CORPORATION

By:	/s/ Wes Cummins
Wes Cummins
Chief Executive Officer and Chairman (Principal Executive Officer)

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Wes Cummins and David Rench and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including, without limitation, post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the SEC, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their, his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on behalf of the registrant in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Wes Cummins	Chief Executive Officer and Chairman	May 31, 2024
Wes Cummins	(Principal Executive Officer)

/s/ David Rench	Chief Financial Officer	May 31, 2024
David Rench	(Principal Financial Officer and Principal Accounting Officer)

/s/ Chuck Hastings	Director	May 31, 2024
Chuck Hastings

/s/ Douglas Miller	Director	May 31, 2024
Douglas Miller

/s/ Richard Nottenburg	Director	May 31, 2024
Richard Nottenburg

/s/ Rachel Lee	Director	May 31, 2024
Rachel Lee

/s/ Kate Reed	Director	May 31, 2024
Kate Reed

/s/ Ella Benson	Director	May 31, 2024
Ella Benson